ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                         LEGG MASON GLOBAL TRUST, INC.



         FIRST: The Board of Directors ("Board") of Legg Mason Global Trust, Inc., a Maryland Corporation ("Corporation") organized on December 31, 1992, has, by action on April 19, 1996, changed the name of the series of the Corporation heretofore known as "Legg Mason Global Equity Trust" to "Legg Mason International Equity Trust", changed the name of the class of shares heretofore known as "Legg Mason Global Equity Trust, Class A shares" to "Legg Mason International Equity Trust, Class A shares", and changed the name of the class of shares heretofore known as "Legg Mason Global Equity Trust, Class Y shares" to "Legg Mason International Equity Trust, Class Y shares".

         SECOND: The renamings described herein were approved by a majority of the entire Board of Directors of the Corporation. The actions described herein are limited to changes expressly permitted by Section 2-605 of the Corporations and Associations Article to be made without action by the stockholders.

         THIRD:   The Corporation is registered with the U.S. Securities and
Exchange Commission as an open-end investment company under the Investment Company Act of 1940.

         FOURTH:  This action is effective as of May 1, 1996.

         IN WITNESS WHEREOF, the undersigned Vice President of Legg Mason Global Trust, Inc. hereby executes these Articles of Amendment on behalf of the Corporation, and hereby acknowledges these Articles of Amendment to be the act of the Corporation and further states under the penalties for perjury that, to the best of her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Date: June 6, 1996                                     /s/ Marie K. Karpinski
                                                       ----------------------
                                                       Marie K. Karpinski
                                                       Vice President

Attest:     /s/Kathi D. Bair
            ----------------
            Secretary

Baltimore, Maryland  (ss)

Subscribed and sworn to before me this 6th day of June, 1996.


/s/Melody N. McFaddin
---------------------
Notary Public

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